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
                                                 Exhibit 11.1

                                      Universal Insurance Holdings, Inc.

                           Statement Regarding the Computation of Per Share Income

The following table  reconciles the numerator  (earnings) and  denominator  (shares) of the basic and diluted earnings per share computations for net income for the nine month and three month periods ended September 30,
2004 and 2003.

                                         Nine Months Ended                        Nine Months Ended
                                         September 30, 2004                       September 30, 2003
                                         ------------------                       ------------------
                                    Income                                  Income
                                    Available to                            Available to
                                    Common                   Per Share      Common                    Per Share
                                    Stockholders    Shares   Amount         Stockholders    Shares    Amount
                                    ------------    ------   ------         ------------    ------    ------
Net (loss) income                    $(401,679)                              $42,679
  Less: Preferred stock dividends      (37,460)                              (37,460)
                                       --------                              --------
(Loss) income available to common
stockholders                          (439,139)  30,214,000    $(0.01)         5,219      23,771,000   $0.00
                                                               =======                                 =====

Effect of dilutive securities:

  Stock options and warrants               ---      139,000       ---            ---          22,000     ---
  Preferred stock                       37,460      568,000       ---         37,460         568,000     ---
                                        ------      -------    ------         ------         -------   -----
(Loss) income available to common
  stockholders and assumed
  conversion                         $(401,679)  30,921,000    $(0.01)       $42,679      24,361,000   $0.00
                                     ==========  ==========    =======       =======      ==========   =====
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
Options and warrants  totaling  10,288,000  and  11,440,000  were  excluded from the  calculation  of diluted earnings per share as their effect was  anti-dilutive  for the nine months ended September 30, 2004 and 2003, respectively.

                                             Three Months Ended                   Three Months Ended
                                             September 30, 2004                   September 30, 2003
                                            -------------------                   ------------------
                                    Income                                  Income
                                    Available to                            Available to
                                    Common                     Per Share    Common                    Per Share
                                    Stockholders   Shares      Amount       Stockholders    Shares    Amount
                                    ------------   ------      ------       ------------    ------    ------
Net loss                             $(568,298)                             $(81,362)
  Less: Preferred stock dividends      (12,482)                              (12,486)
                                       --------                              --------
Loss available to common
stockholders                          (580,780)  31,300,000    $(0.02)       (93,848)     24,966,000   $0.00
                                                               =======                                 =====

Effect of dilutive securities:

  Stock options and warrants               ---      122,000       ---            ---             ---     ---
  Preferred stock                       12,482      568,000       ---         12,486         568,000     ---
                                        ------      -------    -------        ------         -------   -----
Loss available to common
  stockholders and assumed
  conversion                         $(568,298)  31,990,000    $(0.02)      $(81,362)     25,534,000   $0.00
                                     ==========  ==========    =======      =========     ==========   =====

Options and warrants  totaling  10,305,000  and  11,462,000  were  excluded from the  calculation  of diluted earnings per share as their effect was  anti-dilutive for the three months ended September 30, 2004 and 2003, respectively.
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